Filed Pursuant to Rule 433

Registration No. 333-187919

Issuer Free Writing Prospectus dated April 28, 2015

Relating to Preliminary Prospectus Supplement dated April 28, 2015 (to Prospectus dated April 15, 2013)

ORACLE CORPORATION

FINAL PRICING TERM SHEET

2.500% Notes due 2022 (“2022 Notes”)

Issuer:	Oracle Corporation

Principal Amount:	$2,500,000,000

Maturity:	May 15, 2022

Coupon:	2.500%

Price to Public:	99.648%

Interest Payment Dates:	May 15 and November 15, commencing November 15, 2015

Day Count Convention:	30/360

Benchmark Treasury:	1.750% due March 31, 2022

Benchmark Treasury Yield:	1.755%

Spread to Benchmark Treasury:	+ 80 basis points

Yield:	2.555%

Make-Whole Call:	The 2022 Notes will be redeemable, in whole or in part at any time prior to March 15, 2022 (two months prior to the maturity date), at Oracle Corporation’s option, at a “make-whole premium” redemption price calculated by Oracle Corporation equal to the greater of (i) 100% of the principal amount of the 2022 Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest that would be due but for the redemption if the 2022 Notes matured on March 15, 2022 (exclusive of interest accrued as of the date of redemption) discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined in the 2022 Notes) plus 12.5 basis points, plus accrued interest thereon to the date of redemption.

Par Call:	At any time on or after March 15, 2022 (two months prior to the maturity date), the 2022 Notes will be redeemable, in whole or in part, at Oracle Corporation’s option, at a redemption price equal to 100% of the principal amount of the 2022 Notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Trade Date:	April 28, 2015

Settlement Date:	May 5, 2015 (T+5)

CUSIP / ISIN Numbers:	68389X BB0 / US68389XBB01

Denominations:	$2,000 and multiples of $1,000 thereafter

Ratings: *	A1/AA-/A+, Moody’s/S&P/Fitch

Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC

Senior Co-Managers:	BNP Paribas Securities Corp. HSBC Securities (USA) Inc.

Co-Managers:

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Mizuho Securities USA Inc.

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Mitsubishi UFJ Securities (USA), Inc.

Santander Investment Securities Inc.

Standard Chartered Bank

SunTrust Robinson Humphrey, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

2.950% Notes due 2025 (“2025 Notes”)

Issuer:	Oracle Corporation

Principal Amount:	$2,500,000,000

Maturity:	May 15, 2025

Coupon:	2.950%

Price to Public:	99.543%

Interest Payment Dates:	May 15 and November 15, commencing November 15, 2015

Day Count Convention:	30/360

Benchmark Treasury:	2.000% due February 15, 2025

Benchmark Treasury Yield:	2.003%

Spread to Benchmark Treasury:	+ 100 basis points

Yield:	3.003%

Make-Whole Call:	The 2025 Notes will be redeemable, in whole or in part at any time prior to February 15, 2025 (three months prior to the maturity date), at Oracle Corporation’s option, at a “make-whole premium” redemption price calculated by Oracle Corporation equal to the greater of (i) 100% of the principal amount of the 2025 Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest that would be due but for the redemption if the 2025 Notes matured on February 15, 2025 (exclusive of interest accrued as of the date of redemption) discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined in the 2025 Notes) plus 15 basis points, plus accrued interest thereon to the date of redemption.

Par Call:	At any time on or after February 15, 2025 (three months prior to the maturity date), the 2025 Notes will be redeemable, in whole or in part, at Oracle Corporation’s option, at a redemption price equal to 100% of the principal amount of the 2025 Notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Trade Date:	April 28, 2015

Settlement Date:	May 5, 2015 (T+5)

CUSIP / ISIN Numbers:	68389X BC8 / US68389XBC83

Denominations:	$2,000 and multiples of $1,000 thereafter

Ratings: *	A1/AA-/A+, Moody’s/S&P/Fitch

Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC

Senior Co-Managers:	BNP Paribas Securities Corp. HSBC Securities (USA) Inc.

Co-Managers:

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Mizuho Securities USA Inc.

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Mitsubishi UFJ Securities (USA), Inc.

Santander Investment Securities Inc.

Standard Chartered Bank

SunTrust Robinson Humphrey, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

3.250% Notes due 2030 (“2030 Notes”)

Issuer:	Oracle Corporation

Principal Amount:	$500,000,000

Maturity:	May 15, 2030

Coupon:	3.250%

Price to Public:	99.375%

Interest Payment Dates:	May 15 and November 15, commencing November 15, 2015

Day Count Convention:	30/360

Benchmark Treasury:	2.000% due February 15, 2025

Benchmark Treasury Yield:	2.003%

Spread to Benchmark Treasury:	+ 130 basis points

Yield:	3.303%

Make-Whole Call:	The 2030 Notes will be redeemable, in whole or in part at any time prior to February 15, 2030 (three months prior to the maturity date), at Oracle Corporation’s option, at a “make-whole premium” redemption price calculated by Oracle Corporation equal to the greater of (i) 100% of the principal amount of the 2030 Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest that would be due but for the redemption if the 2030 Notes matured on February 15, 2030 (exclusive of interest accrued as of the date of redemption) discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined in the 2030 Notes) plus 20 basis points, plus accrued interest thereon to the date of redemption.

Par Call:	At any time on or after February 15, 2030 (three months prior to the maturity date), the 2030 Notes will be redeemable, in whole or in part, at Oracle Corporation’s option, at a redemption price equal to 100% of the principal amount of the 2030 Notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Trade Date:	April 28, 2015

Settlement Date:	May 5, 2015 (T+5)

CUSIP / ISIN Numbers:	68389X BD6 / US68389XBD66

Denominations:	$2,000 and multiples of $1,000 thereafter

Ratings: *	A1/AA-/A+, Moody’s/S&P/Fitch

Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC

Senior Co-Managers:	BNP Paribas Securities Corp. HSBC Securities (USA) Inc.

Co-Managers:

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Mizuho Securities USA Inc.

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Mitsubishi UFJ Securities (USA), Inc.

Santander Investment Securities Inc.

Standard Chartered Bank

SunTrust Robinson Humphrey, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

3.900% Notes due 2035 (“2035 Notes”)

Issuer:	Oracle Corporation

Principal Amount:	$1,250,000,000

Maturity:	May 15, 2035

Coupon:	3.900%

Price to Public:	99.325%

Interest Payment Dates:	May 15 and November 15, commencing November 15, 2015

Day Count Convention:	30/360

Benchmark Treasury:	3.000% due November 15, 2044

Benchmark Treasury Yield:	2.699%

Spread to Benchmark Treasury:	+ 125 basis points

Yield:	3.949%

Make-Whole Call:	The 2035 Notes will be redeemable, in whole or in part at any time prior to November 15, 2034 (six months prior to the maturity date), at Oracle Corporation’s option, at a “make-whole premium” redemption price calculated by Oracle Corporation equal to the greater of (i) 100% of the principal amount of the 2035 Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest that would be due but for the redemption if the 2035 Notes matured on November 15, 2034 (exclusive of interest accrued as of the date of redemption) discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined in the 2035 Notes) plus 20 basis points, plus accrued interest thereon to the date of redemption.

Par Call:	At any time on or after November 15, 2034 (six months prior to the maturity date), the 2035 Notes will be redeemable, in whole or in part, at Oracle Corporation’s option, at a redemption price equal to 100% of the principal amount of the 2035 Notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Trade Date:	April 28, 2015

Settlement Date:	May 5, 2015 (T+5)

CUSIP / ISIN Numbers:	68389X BE4 / US68389XBE40

Denominations:	$2,000 and multiples of $1,000 thereafter

Ratings: *	A1/AA-/A+, Moody’s/S&P/Fitch

Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC

Senior Co-Managers:	BNP Paribas Securities Corp. HSBC Securities (USA) Inc.

Co-Managers:

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Mizuho Securities USA Inc.

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Mitsubishi UFJ Securities (USA), Inc.

Santander Investment Securities Inc.

Standard Chartered Bank

SunTrust Robinson Humphrey, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

4.125% Notes due 2045 (“2045 Notes”)

Issuer:	Oracle Corporation

Principal Amount:	$2,000,000,000

Maturity:	May 15, 2045

Coupon:	4.125%

Price to Public:	99.589%

Interest Payment Dates:	May 15 and November 15, commencing November 15, 2015

Day Count Convention:	30/360

Benchmark Treasury:	3.000% due November 15, 2044

Benchmark Treasury Yield:	2.699%

Spread to Benchmark Treasury:	+ 145 basis points

Yield:	4.149%

Make-Whole Call:	The 2045 Notes will be redeemable, in whole or in part at any time prior to November 15, 2044 (six months prior to the maturity date), at Oracle Corporation’s option, at a “make-whole premium” redemption price calculated by Oracle Corporation equal to the greater of (i) 100% of the principal amount of the 2045 Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest that would be due but for the redemption if the 2045 Notes matured on November 15, 2044 (exclusive of interest accrued as of the date of redemption) discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined in the 2045 Notes) plus 25 basis points, plus accrued interest thereon to the date of redemption.

Par Call:	At any time on or after November 15, 2044 (six months prior to the maturity date), the 2045 Notes will be redeemable, in whole or in part, at Oracle Corporation’s option, at a redemption price equal to 100% of the principal amount of the 2045 Notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Trade Date:	April 28, 2015

Settlement Date:	May 5, 2015 (T+5)

CUSIP / ISIN Numbers:	68389X BF1 / US68389XBF15

Denominations:	$2,000 and multiples of $1,000 thereafter

Ratings: *	A1/AA-/A+, Moody’s/S&P/Fitch

Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC

Senior Co-Managers:	BNP Paribas Securities Corp. HSBC Securities (USA) Inc.

Co-Managers:

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Mizuho Securities USA Inc.

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Mitsubishi UFJ Securities (USA), Inc.

Santander Investment Securities Inc.

Standard Chartered Bank

SunTrust Robinson Humphrey, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

4.375% Notes due 2055 (“2055 Notes”)

Issuer:	Oracle Corporation

Principal Amount:	$1,250,000,000

Maturity:	May 15, 2055

Coupon:	4.375%

Price to Public:	99.549%

Interest Payment Dates:	May 15 and November 15, commencing November 15, 2015

Day Count Convention:	30/360

Benchmark Treasury:	3.000% due November 15, 2044

Benchmark Treasury Yield:	2.699%

Spread to Benchmark Treasury:	+ 170 basis points

Yield:	4.399%

Make-Whole Call:	The 2055 Notes will be redeemable, in whole or in part at any time prior to November 15, 2054 (six months prior to the maturity date), at Oracle Corporation’s option, at a “make-whole premium” redemption price calculated by Oracle Corporation equal to the greater of (i) 100% of the principal amount of the 2055 Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest that would be due but for the redemption if the 2055 Notes matured on November 15, 2054 (exclusive of interest accrued as of the date of redemption) discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined in the 2055 Notes) plus 30 basis points, plus accrued interest thereon to the date of redemption.

Par Call:	At any time on or after November 15, 2054 (six months prior to the maturity date), the 2055 Notes will be redeemable, in whole or in part, at Oracle Corporation’s option, at a redemption price equal to 100% of the principal amount of the 2055 Notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Trade Date:	April 28, 2015

Settlement Date:	May 5, 2015 (T+5)

CUSIP / ISIN Numbers:	68389X BG9 / US68389XBG97

Denominations:	$2,000 and multiples of $1,000 thereafter

Ratings: *	A1/AA-/A+, Moody’s/S&P/Fitch

Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC

Senior Co-Managers:	BNP Paribas Securities Corp. HSBC Securities (USA) Inc.

Co-Managers:

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Mizuho Securities USA Inc.

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Mitsubishi UFJ Securities (USA), Inc.

Santander Investment Securities Inc.

Standard Chartered Bank

SunTrust Robinson Humphrey, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533, Merrill Lynch, Pierce, Fenner & Smith incorporated toll free at 1-800-294-1322, Wells Fargo Securities, LLC toll free at 1-800-645-3751 or by or by e-mailing Oracle Corporation’s Investor Relations at investor_us@oracle.com.

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